Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	6/30/2025	3/31/2025	6/30/2024
Assets
Loans	$106,389	$104,809	$107,078
Loans held for sale	530	811	517
Securities available for sale	40,669	40,751	37,460
Held-to-maturity securities	6,914	7,160	7,968
Trading account assets	1,374	1,296	1,219
Short-term investments	11,564	15,349	15,536
Other investments	1,058	1,050	1,259
Total earning assets	168,498	171,226	171,037
Allowance for loan and lease losses	(1,446)	(1,429)	(1,547)
Cash and due from banks	1,766	1,909	1,326
Premises and equipment	599	602	631
Goodwill	2,752	2,752	2,752
Other intangible assets	18	22	41
Corporate-owned life insurance	4,423	4,404	4,382
Accrued income and other assets	8,654	8,958	8,532
Discontinued assets	235	247	296
Total assets	$185,499	$188,691	$187,450

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	119,230	122,283	117,570
Noninterest-bearing deposits	27,675	28,454	28,150
Total deposits	146,905	150,737	145,720
Federal funds purchased and securities sold under repurchase agreements	20	22	25
Bank notes and other short-term borrowings	2,754	2,328	5,292
Accrued expense and other liabilities	4,273	4,209	4,755
Long-term debt	12,063	12,392	16,869
Total liabilities	166,015	169,688	172,661

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	5,971	5,946	6,185
Retained earnings	14,886	14,724	15,706
Treasury stock, at cost	(2,629)	(2,637)	(5,715)
Accumulated other comprehensive income (loss)	(2,501)	(2,787)	(5,144)
Total equity	19,484	19,003	14,789
Total liabilities and equity	$185,499	$188,691	$187,450

Common shares outstanding (000)	1,112,453	1,111,986	943,200

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	6/30/2025	3/31/2025	6/30/2024
Interest income
Loans	$1,443	$1,401	$1,524
Loans held for sale	11	14	8
Securities available for sale	411	392	259
Held-to-maturity securities	61	63	73
Trading account assets	16	17	16
Short-term investments	157	174	192
Other investments	8	9	16
Total interest income	2,107	2,070	2,088
Interest expense
Deposits	730	753	817
Federal funds purchased and securities sold under repurchase agreements	4	1	1
Bank notes and other short-term borrowings	34	27	51
Long-term debt	198	193	332
Total interest expense	966	974	1,201
Net interest income	1,141	1,096	887
Provision for credit losses	138	118	100
Net interest income after provision for credit losses	1,003	978	787
Noninterest income
Trust and investment services income	146	139	139
Investment banking and debt placement fees	178	175	126
Service charges on deposit accounts	73	69	66
Operating lease income and other leasing gains	14	9	21
Corporate services income	76	65	68
Cards and payments income	85	82	85
Corporate-owned life insurance income	32	33	34
Consumer mortgage income	15	13	16
Commercial mortgage servicing fees	70	76	61
Other income	1	7	21
Net securities gains (losses)	—	—	(10)
Total noninterest income	690	668	627
Noninterest expense
Personnel	705	680	636
Net occupancy	69	67	66
Computer processing	107	107	101
Business services and professional fees	48	40	37
Equipment	21	20	20
Operating lease expense	10	11	17
Marketing	24	21	21
Intangible asset amortization	—	—	—
Other expense	170	185	181
Total noninterest expense	1,154	1,131	1,079
Income (loss) from continuing operations before income taxes	539	515	335
Income taxes	116	109	62
Income (loss) from continuing operations	423	406	273
Income (loss) from discontinued operations, net of taxes	2	(1)	1
Net income (loss)	425	405	274
Less: Net income (loss) attributable to noncontrolling interests	—	—	—
Net income (loss) attributable to Key	$425	$405	$274

Income (loss) from continuing operations attributable to Key common shareholders	$387	$370	$237
Net income (loss) attributable to Key common shareholders	389	369	238
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.35	$.34	$.25
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.35	.34	.25
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.35	$.33	$.25
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.35	.33	$.25

Cash dividends declared per common share	$.205	$.205	$.205

Weighted-average common shares outstanding (000)	1,100,033	1,096,654	931,726
Effect of common share options and other stock awards (b)	7,177	9,486	6,761
Weighted-average common shares and potential common shares outstanding (000) (c)	1,107,210	1,106,140	938,487

(a)Earnings per share may not foot due to rounding.
(b)For periods ended in a loss from continuing operations attributable to Key common shareholders, anti-dilutive instruments have been excluded from the calculation of diluted earnings per share.
(c)Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.